Exhibit 99.1

iWeb Group Inc.

Consolidated Financial Statements
September 30, 2013 and 2012

Report of independent certified public accountants	2 - 3

Financial Statements

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Changes in Equity	5

Consolidated Statements of Financial Position	6

Consolidated Statements of Cash Flows	7

Notes to Consolidated Financial Statements	8 - 49

Report of independent certified public accountants To the Shareholders of iWeb Group Inc.	Raymond Chabot Grant Thornton llp Suite 2000 National Bank Tower 600 De La Gauchetière Street West Montréal, Quebec H3B 4L8 Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

We have audited the accompanying consolidated financial statements of iWeb Group Inc., which comprise the consolidated statements of financial position as at September 30, 2013 and 2012, and the consolidated statements of comprehensive income, the consolidated statements of changes in equity and the consolidated statements of cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of iWeb Group Inc. as at September 30, 2013 and 2012, and the results of its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB).

/s/ Raymond Chabot Grant Thornton llp

Montréal, Quebec, Canada
November 26, 2013

3

iWeb Group Inc.
Consolidated Statements of Comprehensive Income
For the years ended September 30, 2013 and 2012
(In U.S. dollars)

	2013	2012
	$	$
Revenues	44,417,372	42,043,365
Cost of services	23,224,517	21,572,909
Gross profit	21,192,855	20,470,456

Selling expenses	7,325,440	6,675,608
Administrative expenses	12,164,351	7,086,986
Software development expenses	1,282,463	1,705,106
	20,772,254	15,467,700
Operating profit	420,601	5,002,756

Other losses (gains) (Note 5)	(1,241,387)	1,666,371
Financial expenses (Note 6)	14,399,493	6,612,728
	13,158,106	8,279,099
Loss before deferred income taxes	(12,737,505)	(3,276,343)
Deferred income taxes (Note 19)	(105,671)	613,867
Net loss	(12,631,834)	(3,890,210)
Other comprehensive income
Items that will be reclassified subsequently to profit or loss
Net change in cash flow hedges
Net gain (loss) on derivative financial instruments designated as cash flow hedges (net of deferred income taxes of $10,130; $29,779 for the year ended September 30, 2012)	(27,800)	80,924
Net gain (loss) on derivative financial instruments designated as hedges transferred to loss in the year (net of deferred income taxes of $10,922; $17,180 for the year ended September 30, 2012)	29,680	(46,686)
Other comprehensive income, net of tax	1,880	34,238
Total comprehensive loss	(12,629,954)	(3,855,972)

The accompanying notes are an integral part of the consolidated financial statements and Note 5 provides additional information on the consolidated statements of comprehensive income.

4

iWeb Group Inc.
Consolidated Statements of Changes in Equity
For the years ended September 30, 2013 and 2012
(In U.S. dollars)

	2013
	Share capital	Contributed surplus	Accumulated other comprehensive loss	Retained earnings (deficit)	Total
	$	$	$	$	$
Balance as at September 30, 2012	34,034,815	–	(88,811)	(3,446,618)	30,499,386

Employee share-based payment options (Note 8)	–	1,128,055	–	–	1,128,055

Net loss				(12,631,834)	(12,631,834)
Other comprehensive income			1,880		1,880
Total comprehensive loss	–	–	1,880	(12,631,834)	(12,629,954)
Balance as at September 30, 2013	34,034,815	1,128,055	(86,931)	(16,078,452)	18,997,487

	2012
	Share capital	Contributed surplus	Accumulated other comprehensive loss	Retained earnings (deficit)	Total
	$	$	$	$	$
Balance as at September 30, 2011	34,034,815	–	(123,049)	443,592	34,355,358

Net loss				(3,890,210)	(3,890,210)
Other comprehensive income			34,238		34,238
Total comprehensive loss	–	–	34,238	(3,890,210)	(3,855,972)
Balance as at September 30, 2012	34,034,815	–	(88,811)	(3,446,618)	30,499,386

The accompanying notes are an integral part of the consolidated financial statements.

5

iWeb Group Inc.
Consolidated Statements of Financial Position
September 30, 2013 and 2012
(In U.S. dollars)

	2013	2012
	$	$
ASSETS
Current
Cash	445,495	1,162,059
Trade and other accounts receivable (Note 7)	4,212,617	3,262,479
Prepaid expenses	742,707	1,106,736
	5,400,819	5,531,274
Non-current
Property and equipment (Note 10)	60,792,215	56,147,344
Intangible assets (Note 11)	15,422,494	14,164,868
Goodwill	34,475,903	34,475,903
Deferred tax assets (Note 19)	328,697	419,468
Other assets	1,749,496	1,241,226
	118,169,624	111,980,083

LIABILITIES
Current
Trade and other accounts payable	8,700,496	8,332,866
Commodity taxes payable		109,945
Derivative financial instruments	118,921	121,494
Deferred revenues	6,497,822	6,142,289
Redeemable shares (Notes 15 and 16)	27,516,510
Installments on long-term debt	43,001,925	3,633,523
	85,835,674	18,340,117
Non-current
Deferred revenues	1,072,095	1,139,513
Long-term debt (Note 14)	9,528,538	41,905,925
Redeemable shares (Notes 15 and 16)		17,163,562
Deferred tax liabilities (Note 19)	2,735,830	2,931,580
	99,172,137	81,480,697
EQUITY
Share capital (Note 16)	34,034,815	34,034,815
Contributed surplus (Note 8)	1,128,055
Accumulated other comprehensive loss	(86,931)	(88,811)
Deficit	(16,078,452)	(3,446,618)
	18,997,487	30,499,386
	118,169,624	111,980,083

The accompanying notes are an integral part of the consolidated financial statements.

These consolidated financial statements were approved and authorized for issue by the Board of Directors on November 26, 2013

On behalf of the Board,

Director	Director

6

iWeb Group Inc.
Consolidated Statements of Cash Flows
For the years ended September 30, 2013 and 2012
(In U.S. dollars)

	2013	2012
	$	$
OPERATING ACTIVITIES
Net loss	(12,631,834)	(3,890,210)
Non-cash items
Unrealized exchange gains (losses) on long-term debt and
redeemable shares	(1,265,365)	1,538,650
Income tax expense (benefit)	(105,671)	613,867
Financial expenses	3,261,858	3,180,016
Depreciation and amortization	7,413,804	6,150,958
Changes in fair value of the redeemable shares	11,137,635	3,432,712
Share-based compensation	1,128,055
	8,938,482	11,025,993
Net change in working capital items (Note 18)	3,193,347	732,125
Interest paid	(2,668,308)	(2,468,457)
Cash flows from operating activities	9,463,521	9,289,661

INVESTING ACTIVITIES
Other assets	(508,270)	(666,858)
Acquisition of property and equipment	(13,610,463)	(8,505,560)
Acquisition of intangible assets	(2,611,865)	(991,895)
Cash flows used in investing activities	(16,730,598)	(10,164,313)

FINANCING ACTIVITIES
Proceeds on issuance of long-term debt	11,297,552	2,927,977
Repayment of long-term debt	(4,519,406)	(2,807,681)
Cash flows from financing activities	6,778,146	120,296

Impact of exchange rate fluctuations on cash	(227,633)	204,710
Decrease in cash	(716,564)	(549,646)
Cash, beginning of years	1,162,059	1,711,705
Cash, end of years	445,495	1,162,059

The accompanying notes are an integral part of the consolidated financial statements.

7

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

1 - GENERAL INFORMATION AND NATURE OF OPERATIONS

iWeb Group Inc. (hereafter the “Company”) was incorporated under the Canada Business Corporations Act on May 2, 2011. The Company’s head office and primary place of business is located at 20 Place du Commerce, Nun’s Island, Verdun (Quebec). The Company and its subsidiaries, listed below (together the ‘‘Group’’), provide hosting solutions for Web applications.

Set out below details of the subsidiaries held directly, all wholly-owned, by the Company:

Name of the subsidiary	Country of incorporation and principal place of business
iWeb Technologies Inc.	Canada
iWeb Propriété intellectuelle Inc.	Canada
iWeb Hosting UK	United Kingdom
iWeb US	United States of America
iWeb Peering Corporation	United States of America

2 - STATEMENT OF COMPLIANCE

The Group’s consolidated financial statements have been prepared in compliance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB), on a going concern basis.

3 - CHANGES IN ACCOUNTING POLICIES

New and revised standards that are not yet effective

At the date of authorization of these consolidated financial statements, the IASB have issued certain new and revised standards, amendments and interpretations which were not yet effective and have not been early adopted by the Group. Information on new standards, amendments and interpretations that are expected to be relevant to the Group’s financial statements are provided below.

–	IFRS 9 Financial Instruments

In November 2009, the IASB issued IFRS 9 Financial Instruments that will replace IAS 39 Financial Instruments: Recognition and Measurement. The standard provides guidance on the classification and measurement of financial assets. In October 2010, the IASB amended IFRS 9 to add guidance on the classification and measurement of financial liabilities, and requirements for the derecognition of financial assets and financial liabilities. This new standard is effective for years beginning on or after January 1, 2015. Management has not yet determined the impact that the application of this standard will have on the consolidated financial statements.

8

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

3 - CHANGES IN ACCOUNTING POLICIES (Continued)

–	IFRS 10 Consolidated Financial Statements

In May 2011, the IASB introduced IFRS 10 Consolidated Financial Statements, to replace part of IAS 27 Consolidated and Separate Financial Statements. This new standard provides a framework for the preparation of consolidated financial statements based on the principle of control. IFRS 10 is effective for annual periods beginning on or after January 1, 2013. Management does not expect it to have a material impact on the consolidated financial statements.

–	IFRS 12 Disclosure of Interests in Other Entities

IFRS 12 Disclosure of Interests in Other Entities, was released in May 2011. This new standard requires an entity to disclose information regarding the nature and risks associated with its interests in other entities and the effects of those interests on its financial position, performance and cash flows. IFRS 12 will be effective for annual periods beginning on or after January 1, 2013.

Subsequent to issuing the new standards, the IASB made some changes to the transitional provisions in IFRS 10 and IFRS 12. The guidance confirms that the entity is not required to apply IFRS 10 retrospectively in certain circumstances and clarifies the requirements to present adjusted comparatives. The guidance also makes changes to IFRS 12 which provide similar relief from the presentation or adjustment of comparative information for periods prior to the immediately preceding period. Further, it provides additional relief by removing the requirement to present comparatives for the disclosures relating to unconsolidated structured entities for any period before the first annual period for which IFRS 12 is applied.

–	IFRS 13 Fair Value Measurement

IFRS 13 Fair Value Measurement, was released in May 2011 to provide a precise definition of fair value and a single source of fair value measurement and disclosure to be used across IFRS. IFRS 13 will be effective for annual periods beginning on or after January 1, 2013. Management does not expect it to have a material impact on the consolidated financial statements.

Certain other statements were issued but have no impact on the Group.

4 - SIGNIFICANT ACCOUNTING POLICIES

Overall considerations

The consolidated financial statements have been prepared using the significant accounting policies and measurement bases summarized below.

Basis of presentation

The consolidated financial statements are prepared using the historical cost method, with the exception of certain financial instruments which are recognized at fair value.

9

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basis of consolidation

The consolidated financial statements incorporate the Company’s accounts and the accounts of the subsidiaries, all wholly-owned, that it controls directly or indirectly through its subsidiaries as at September 30, 2013 and 2012. The Company controls a subsidiary when it has power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. All transactions and balances between Group companies are eliminated on consolidation, including unrealized gains and losses on transactions between Group companies. All subsidiaries have a reporting date of September 30, 2013.

Significant management judgments in applying accounting policies and estimation uncertainty

When preparing the Group’s consolidated financial statements, management makes a number of judgments, estimates and assumptions about the recognition and measurement of assets, liabilities, income and expenses.

Significant management judgments

The following are significant management judgments in applying the accounting policies of the Group that have the most significant effect on the consolidated financial statements.

–	Research and development tax credits:

The Group records research and development tax credits against salaries and fringe benefits as defined by management’s assumptions. The amounts recorded in the consolidated financial statements take into consideration assumptions established by management with regards to the admissibility of research and development expenses for which reimbursement could be reasonably considered assured. Research and development tax credits claimed by the Group must be examined and approved by tax authorities and it is possible that the amounts granted could differ from the amounts recorded.

–	Lease agreement classification:

The Group is party to various leases. Judgment is required in considering a number of factors to ensure that leases to which the Group is party are classified appropriately as operating or financing. Such factors include whether the lease term is for the major part of the asset’s economic life and whether the present value of minimum lease payments amounts to substantially all of the fair value of the leased asset.

–	Capitalization of internally developed software and systems:

Distinguishing the research and development phases of a software or system project and determining whether the recognition requirements for the capitalization of development costs are met require judgment. After capitalization, management monitors whether the recognition requirements continue to be met and whether there are any indicators that capitalized costs may be impaired.

10

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

–	Recognition of deferred tax assets:

The extent to which deferred tax assets can be recognized is based on an assessment of the probability of the Group’s future taxable income against which the deductible temporary differences can be utilized. In addition, significant judgment is required in assessing the impact of any legal or economic limits or uncertainties in various tax jurisdictions.

Estimation uncertainty

Information about estimates and assumptions that have the most significant effect on recognition and measurement of assets, liabilities, income and expenses is provided below. Actual results may be substantially different.

–	Allowance for doubtful accounts:

Management reviews its trade and other accounts receivable at the end of each reporting period and estimates balances deemed non-collectible in the future. This review requires the use of assumptions and takes into consideration certain factors, such as historical collection trends and past due accounts for each customer balance. In the event that future collections differ from provisions estimated, future earnings will be affected.

–	Property and equipment:

Critical judgment is necessary in the selection and application of accounting policies and useful lives as well as the determination of which components are significant and how they are allocated. Management has determined that the use of the straight-line method of amortization is the most appropriate as its equipment is operating at a similar output potential on a year-to-year basis. It is management’s best estimate that the useful lives and policies adopted adequately reflect the flow of resources and the economic benefits required and derived in the use and servicing of its property and equipment.

–	Employee retention bonus:

The acquisition of the entitlements under the employee retention bonus program depends on the assessment of the probability of occurrence of a change of control of the Group which requires judgment and estimation. As a result, it is reasonably possible that the amounts reported as expenses and as liabilities could be different if different assumptions were used or if market and other conditions were to change.

–	Financial instruments, derivatives and hedging:

All financial instruments (assets and liabilities), including derivative instruments, are recorded on the consolidated statements of financial position. Some of the financial instruments are recorded at fair value. Those recorded at fair value must be remeasured at each reporting date and changes in the fair value will be recorded in consolidated comprehensive income. Uncertainties, estimates and use of judgment inherent in applying the standards are: assessment of contracts as derivative instruments and for embedded derivatives; valuation of financial instruments and derivatives at fair value; and hedge accounting.

11

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Certain of the Group’s financial instruments are recorded on the consolidated statements of financial position at fair value, as described in Note 20. Fair value represents point-in-time estimates that may change in subsequent reporting periods due to market conditions or other factors. Estimated fair values are designed to approximate amounts at which the financial instruments could be exchanged in a current transaction between willing parties. Management applies valuation techniques to determine the fair value of financial instruments where active market quotes are not available. This requires management to develop estimates and assumptions based on market inputs, using observable data that market participants would use in pricing the instrument. Where such data is not observable, management uses its best estimates. Estimated fair values of financial instruments may vary from the actual prices that would be achieved in an arm’s length transaction at the reporting date.

IFRS require the use of a three-level hierarchy for disclosing fair values for instruments measured at fair value on a recurring basis. Judgment and estimation are required to determine in which category of the hierarchy items should be included.

To obtain and maintain hedge accounting for its derivative instruments, the Group must be able to establish that the hedging instrument is effective at offsetting the risk of the hedged item both retrospectively and prospectively, and ensure documentation meets stringent requirements. The process to test effectiveness requires the application of judgment and estimation, including the number of data points to test to ensure adequate and appropriate measurement to confirm or dispel hedge effectiveness and valuation of data within effectiveness tests where external existing data available do not perfectly match the Group’s circumstances. Judgment and estimation are also used to assess credit risk separately in the Group’s hedge effectiveness testing.

–	Impairment of assets:

The impairment process begins with the identification of the appropriate asset or cash-generating unit (CGU) for purposes of impairment testing. Identification and measurement of any impairment are based on the asset’s recoverable amount, which is the higher of its fair value less costs to sell and value in use. Value in use is generally based on an estimate of discounted future cash flows. Judgment is required in determining the appropriate discount rate. Assumptions must also be made about future sales, margins and market conditions over the long-term life of the assets or cash-generating units. The Group cannot predict if an event that triggers impairment will occur, when it will occur or how it will affect reported asset amounts. Although estimates are reasonable and consistent with current conditions, internal planning and expected future operations, such estimates are subject to significant uncertainties and judgments. As a result, it is reasonably possible that the amounts reported for asset impairments could be different if different assumptions were used or if market and other conditions were to change. The changes could result in non-cash charges that could materially affect the Group’s consolidated financial statements.

12

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign currency translation

Functional and presentation currency

The consolidated financial statements are prepared and presented using the Group’s functional currency, which is the U.S. dollar.

Foreign currency transactions and balances

Foreign currency transactions are translated into the functional currency of the respective Group entity, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year-end exchange rates are recognized in the consolidated statements of comprehensive income.

Non-monetary items are not retranslated at year-end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Revenue recognition

Revenue arises from the rendering of services. It is measured at the fair value of the consideration received or receivable. Revenue is recognized once there is an agreement between the parties in place, the transaction amount can be measured reliably, there is reasonable assurance of collection, the cost incurred or to be incurred can be measured reliably, the service is provided and when the criteria for each of the Group’s different activities have been met.

In addition to the general principles described previously, the Group applies the following specific principles:

Hosting revenues

Hosting revenues are recognized on a straight-line basis over the contractual period when service delivery has begun. Deferred revenues related to contracts of more than twelve months are presented as long-term deferred revenues.

Revenues from domain name sale

Revenues from domain name sale are recognized net of the cost of purchase of domain names from official registrars.

Interest

Interest income and expenses are reported on an accrual basis using the effective interest method.

13

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Operating expenses and short-term employee benefits

Operating expenses are recognized in net loss upon utilization of the service or as incurred.

Short-term employee benefits, including holiday entitlement, are current liabilities included in trade and other accounts payable and are measured at the undiscounted amount that the Group expects to pay as a result of the unused entitlement.

Share-based employee compensation

On May 15, 2013, the Group implemented an equity-settled share-based compensation plan for certain employees and key management personnel.

All goods and services received in exchange for the grant of any share-based payment are measured at their fair value. Where employees and key management personnel are rewarded using share-based payments, the fair value of employees’ and key management personnel services is determined indirectly by reference to the fair value of the equity instruments granted. This fair value is appraised at the grant date and excludes the impact of non-market vesting conditions (for example profitability and sales growth targets and performance conditions).

All share-based compensation is ultimately recognized as an expense in the consolidated statements of comprehensive income with a corresponding credit to contributed surplus. If vesting periods or other vesting conditions apply, the expense is allocated over the vesting period, based on the best available estimate of the number of share options expected to vest.

Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable. Estimates are subsequently revised if there is any indication that the number of share options expected to vest differs from previous estimates. Any cumulative adjustment prior to vesting is recognized in the current period. No adjustment is made to any expense recognized in prior periods if share options ultimately exercised are different to that estimated on vesting.

Upon exercise of share options, the proceeds received net of any directly attributable transaction costs up to the nominal value of the shares issued are allocated to share capital with any excess being recorded as share premium.

Employee retention bonus

On May 15, 2013, the Group implemented a cash-settled retention bonus program for key management personnel. The total compensation granted under this program is C$1,294,560 and decreases depending on the retention of the employees having being awarded the bonus. Vesting accelerates upon the occurrence of a change of control of the Group.

14

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

In the event that the key management personnel is terminated prior to the vesting date (earlier of the date of change of control and May 15, 2017), provided that a change of control occurs within twelve months, the Group will pay, no later than on the 30th day following such change of control, an amount equal to the retention bonus multiplied by a fraction, the numerator of which is the number of full months elapsed between the May 15, 2013 and the date of such termination and the denominator of which is thirty six.

The entitlements under this program are recognized over a period depending on the assessment by management of the probability of occurrence of an event of change of control. The fair value of the entitlements under this program is recognized as employee benefit expense linearly over the vesting period. These rights are revalued using the fair value of the Group’s shares at the date of closing. Changes in fair value are recognized as employee benefit expense and the related liability is presented in the trade and other accounts payable.

Pension employee obligation

The Group contributes to state plans, namely, pension plans provided by governments that are accounted for as defined contribution plans. The Group recognizes the contributions paid under defined contribution plans in the consolidated statements of comprehensive income in the period in which the employees rendered service entitling them to the contributions. The Group has no legal or constructive obligation to pay additional amounts other than those set out in the plans.

Research and development costs and research and development tax credits

Research and development costs are expensed as they are incurred and recorded in software development expenses. However, development costs are recorded in intangible assets and are presented under internally developed software and systems when they meet accepted capitalized criteria according to IFRS.

Research and development tax credits are accounted as a reduction of internally developed software or of software development expenses during the period in which the costs are incurred, provided that the Group is reasonably certain that the credits will be received or used to reduce taxes otherwise payable. Research and development tax credits must be examined and approved by the tax authorities, therefore the amounts allowed may be different from the amounts recognized.

Property and equipment

Property and equipment are carried at acquisition cost less subsequent depreciation and impairment losses.

Cost includes the directly attributable costs of purchasing property and equipment incurred up until the time it is in the condition necessary to be operated in the manner intended by management.

15

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

When an item of property and equipment is made up of components that have different useful lives, cost is allocated among the different components that are depreciated separately.

Property and equipment are depreciated over their estimated useful lives according to the straight-line method to write-down the costs to its estimated residual value at the following annual rates and periods:

Rates and periods
Buildings	3.5% to 6.1%
Leasehold improvements	Term of lease
Computer equipment	10% and 20%
Furniture, equipment and office improvements	15%
Equipment and improvements to data centers	5% to 20%
Collocation spaces	Lease term

Improvements to data centers in progress and computer equipment parts are not depreciated until the asset is available for use, i.e. when it is in the location and condition necessary for it to be capable of operating in the manner intended by management.

The residual value, depreciation method and useful life are reviewed at each reporting date, with the effect of any changes in estimates accounted for on a prospective basis.

Intangible assets

Intangible assets consist of identifiable intangible assets acquired in a business combination, intangible assets acquired separately and of internally generated intangible assets.

Identifiable intangible assets acquired in a business combination

Identifiable intangible assets acquired in a business combination are recognized separately from goodwill if they meet the definition of intangible asset and if their fair value can be measured reliably. The cost of these intangible assets equals their acquisition date fair value. After initial recognition, identifiable intangible assets acquired in a business combination are recognized at cost less accumulated amortization, if they are amortizable, and less accumulated impairment losses.

Intangible assets acquired separately

Intangible assets acquired separately are recognized at cost less accumulated amortization and accumulated impairment losses.

16

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Internally generated intangible assets

Costs that are directly attributable to a project’s development phase are recognized as intangible assets, provided they meet the following recognition requirements:

–       the development costs can be measured reliably;
–       the project is technically and commercially feasible;
–       the Group intends to and has sufficient resources to complete the project;
–       the Group has the ability to use or sell the software or systems;
–       the software or the system will generate probable future economic benefits.

Development costs not meeting these criteria for capitalization are expensed as incurred.

Directly attributable costs include employee costs incurred on software and system development along with an appropriate portion of relevant overheads and borrowing costs.

Subsequent expenditures on the maintenance of the software and systems are expensed as incurred.

Subsequent measurement

Intangible assets with a finite life are amortized over their estimated useful lives according to the straight-line method at the following annual rates:

Rates

Internally developed software and systems	15%
Software programs	15%
Client lists	10%

Estimated useful lives, residual values and the amortization method are reviewed at the end of each year, with the effect of any changes in estimates accounted for on a prospective basis.

Any capitalized internally generated intangible assets that are not yet complete are not amortized but are subject to impairment testing as described in this note under “Impairment testing of goodwill, other intangible assets and property and equipment”.

Trademarks, which were acquired as a result of a business combination, are considered to be intangible assets with an indefinite life based on the projected long-term profitability and the overall positioning of the trademarks on the market in terms of notoriety and volume.

They are not amortized but tested for impairment by comparing the carrying amount with their fair value, annually, or more frequently if events or changes in circumstances indicate that their carrying amount may not be recoverable.

17

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable. If not, the change in useful life from indefinite to finite is made on a prospective basis.

Goodwill

Goodwill is stated after separate recognition of identifiable intangible assets. Goodwill is measured as the excess of the fair value of all the identified assets and liabilities. If, on the acquisition date, the net balance of the identifiable assets acquired and liabilities assumed exceeds the acquisition cost, this excess amount is immediately recognized in consolidated comprehensive income as a gain on a bargain purchase business combination.

Goodwill is allocated to the cash-generating units (CGUs) that benefit from the synergies of the business combination. As at September 30, 2013 and 2012, goodwill is allocated under a single CGU. Goodwill is measured at cost less accumulated impairment losses.

Goodwill is not amortized but is tested for impairment annually or more frequently whenever events or circumstances indicate that it may have lost value. The Group looks for impairment by determining whether the carrying amount of the CGU to which the goodwill is related exceeds its recoverable amount. If impairment is identified, the impairment loss is initially attributed to goodwill and any excess amount is attributed to the carrying amount of the CGU’s assets. Any impairment of goodwill is recognized in consolidated comprehensive income in the period in which it is identified. Goodwill impairment losses are not reversed in subsequent periods.

Impairment testing of goodwill, other intangible assets and property and equipment

For impairment assessment purposes, assets are grouped at the lowest levels for which there are largely independent cash inflows (CGUs). As a result, some assets are tested individually for impairment and some are tested at CGU level. Goodwill is allocated to those CGUs that are expected to benefit from synergies of the related business combination and represents the lowest level within the Group at which management monitors goodwill.

CGUs to which goodwill and intangible assets with indefinite useful lives have been allocated are tested for impairment at least annually. All other individual assets or CGUs are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

An impairment loss is recognized for the amount by which the asset’s or CGU’s carrying amount exceeds its recoverable amount, which is the higher of fair value less costs of disposal and value-in-use. To determine the value-in-use, management estimates expected future cash flows from each CGU and determines a suitable interest rate in order to calculate the present value of those cash flows. The data used for impairment testing procedures are directly linked to the Group’s latest approved budget, adjusted as necessary to exclude the effects of future reorganizations and asset enhancements. Discount factors are determined individually for each CGU and reflect management’s assessment of respective risk profiles, such as market and asset-specific risk factors.

18

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Impairment losses for CGUs reduce first the carrying amount of any goodwill allocated to that CGU. Any remaining impairment loss is charged pro rata to the other assets in the CGU. The impairment loss is recognized in net loss. With the exception of goodwill, all assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist.

An impairment loss is reversed if the asset’s or CGU’s recoverable amount exceeds its carrying amount. When an impairment loss subsequently reverses, the carrying amount of the asset or of the CGU is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or the CGU in prior years. Reversals of impairment losses are immediately recognized in net loss.

Leases

The Group accounts for a leased asset as a finance lease when substantially all of the risks and rewards of ownership of the asset have been transferred to the Group. The transfer of ownership of the asset may or may not occur at the end of the lease term. The asset is initially recognized at the lower of the fair value of the leased asset at the inception of the lease and of the present value of the minimum lease payments plus incidental payments, if any.

The corresponding debt unto the lessor appears on the consolidated statements of financial position as a financial liability in long-term debt. Lease payments are allocated between financial expenses and repayment of the lease liability so as to achieve a constant rate of interest on the principal amount outstanding.

When there is reasonable certainty that the Group will obtain ownership by the end of the lease term, the period of expected use is the useful life of the asset; otherwise the asset is depreciated over the shorter of the lease term and its useful life.

All other leases are classified as operating leases. Rent is recognized in net loss on a straight-line basis over the term of the corresponding lease.

Financial instruments

On initial recognition, all financial assets and liabilities are measured and recognized at fair value plus transaction costs, except transaction costs from financial assets and liabilities at fair value through profit and loss which are recognized in consolidated statements of comprehensive income under Financial expenses.

For the purpose of subsequent measurement, financial assets other than those designated and effective as hedging instruments are classified as loans and receivables and financial assets at fair value through profit or loss.

19

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

The category determines subsequent measurement and whether any resulting income and expense is recognized in consolidated comprehensive income. All loss and expenses relating to financial assets are presented under Financial expenses except for the impairment of trade and other accounts receivable which is presented under Administrative expenses.

All financial assets except for those at fair value through profit or loss are subject to review for impairment at least at each reporting date. Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired. Different criteria to determine impairment are applied for each category of financial assets, which are described below.

Financial assets and liabilities at fair value through profit or loss

Derivative financial instruments not designated in hedge accounting relationships are classified as assets or liabilities held for trading and are measured at fair value. Redeemable shares are designated as liabilities at fair value through profit or loss. Gains and losses arising from periodic remeasurement are recognized in the consolidated statements of comprehensive income as financial expenses or as other gains or losses, which include interest loss and any exchange gains or losses. The fair value of derivative financial instruments is determined by reference to active market transactions or using a valuation technique where no active market exists. The fair value of the redeemable shares is determined by using a valuation technique described in Note 20.

Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Cash and trade and other accounts receivable, other than commodity taxes and research and development tax credits receivable, are classified as loans and receivables. After initial recognition, they are measured at amortized cost using the effective interest method, which is generally the amount on initial recognition less any allowance for doubtful accounts. Discounting is omitted where the effect of discounting is immaterial. Individually significant receivables are considered for impairment when they are past due or when other objective evidence is received that a specific counterparty will default.

Financial liabilities

Trade and other accounts payable, revolving term loan and term loans are classified as financial liabilities. After initial recognition, they are measured at amortized cost calculated using the effective interest method. Interest calculated using the effective interest method is presented under Financial expenses in the consolidated statements of comprehensive income.

Offsetting of financial assets and financial liabilities

Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Group has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously.

20

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Derivative financial instruments and hedge accounting

Stand-alone derivative

Certain derivative financial instruments held by the Group qualify for hedge accounting. To qualify for hedge accounting, these instruments must satisfy the generally accepted criteria on the identification, designation, documentation and measurement of the effectiveness of the hedging relationship. The Group uses certain derivative financial instruments to eliminate or reduce the risks related to exchange rate fluctuations that have an influence on its foreign currency purchases and to reduce the risks related to interest rate fluctuations that have an influence on its long-term debt interest payments. Management is responsible for establishing standards of acceptable risk and does not use derivative financial instruments for speculative purposes. The Group uses these financial instruments solely for purposes of hedging highly probable future transactions and existing commitments or obligations. The Group formally documents all relationships between hedging instruments and hedged items as well as its risk management objectives and strategy for undertaking various hedge transactions. This process includes linking all derivatives to specific assets and/or liabilities in the consolidated statements of financial position or to specific future transactions.

The Group also systematically determines, at the inception of the hedge and thereafter, whether the derivatives used in the hedging transactions are effective in offsetting changes in the cash flows of the hedged items. All derivative financial instruments used for hedge accounting are recognized initially at fair value and reported subsequently at fair value in the consolidated statements of financial position. The change in fair value related to the effective portion of the cash flow hedge of derivative instruments is recognized in other comprehensive income and reported as an adjustment of the related expense when the expense is recognized in the consolidated statements of comprehensive income. When a hedging relationship ceases to be effective, the corresponding gains and losses presented in the cash flow hedge of the equity are recognized in consolidated comprehensive income in the period in which the underlying hedge transaction was recognized. If a hedged item is sold, extinguished or matures before the end of the related derivative instrument, the corresponding gains or losses presented in the cash flow hedge are recognized in consolidated comprehensive income of the current period. Derivative instruments that are economic hedges but that do not qualify for hedge accounting are recorded at their fair value. After initial recognition, non-designated derivatives are measured at their fair value, and all of the realized or unrealized gains and losses are recognized in net loss.

Income taxes

Income taxes consist of current tax and deferred tax. Current tax and deferred tax are recognized in net loss except when they are related to items recognized directly in equity or in other comprehensive income, in which case the current tax and deferred tax are recognized directly in equity or in other comprehensive income, in accordance with the accounting treatment of the item to which it relates.

21

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Current tax consists of tax payable or receivable on the taxable income for the period, using the enacted or substantively enacted tax rates and laws at the reporting date, as well as adjustments to the income tax payable or receivable of prior years. With respect to current tax assets or liabilities, they include the prepayments made during the period.

Taxable income for the period differs from the profit before income taxes item on the consolidated statements of comprehensive income because it excludes revenue and expense items that will be taxable or deductible in other fiscal years as well as items that are neither taxable nor deductible and includes revenue and expense items of previous years that are taxable or deductible during this fiscal period.

Deferred tax is recognized on the temporary differences between the carrying amounts of the assets and liabilities presented in the consolidated statements of financial position and the corresponding tax bases used for tax purposes. No deferred tax is recognized for the following items:

(a)	Temporary differences upon the initial recognition of assets and liabilities in a transaction that is not a business combination and that affects neither accounting or taxable income; and

(b)	Taxable temporary differences resulting from the initial recognition of goodwill.

Deferred tax is calculated using the enacted or substantively enacted tax rates and laws at the reporting date that will be in effect when the differences are expected to reverse. The deferred tax assets are recognized to the extent that they are more likely than not to be realized.

Deferred tax assets and liabilities are offset only when the Group has a right and intention to set off current tax assets and liabilities from the same taxation authority.

Changes in deferred tax assets or liabilities are recognized as a component of tax income or expense in profit or loss, except where they relate to items that are recognized in other comprehensive income or directly in equity, in which case the related deferred tax is also recognized in other comprehensive income or equity, respectively.

Redeemable shares

A financial instrument or its components are classified upon initial recognition as a financial liability or equity instrument according to the substance of the contractual arrangement. The appropriate classification is determined at the point of initial recognition and is not usually changed subsequently unless the terms of the instrument change.

Shares that give the holder the right to put the instrument back to the issuer for cash or another financial assets or are automatically put back to the issuer on the occurrence of an uncertain future event or the death or retirement of the instrument holder are classified upon initial recognition as financial liability.

22

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

4 - SIGNIFICANT ACCOUNTING POLICIES (Continued)

Of all the common shares outstanding, 13,500,000 are redeemable at fair value. The redeemable shares are designated as financial liabilities at fair value through profit or loss and are measured at fair value. Gains and losses resulting from changes in fair value are recognized in net loss as financial expenses.

Share capital

Share capital represents the amount received on the issue of shares, less issuance costs, net of any underlying income tax benefit from these issuance costs.

Deficit

Deficit includes all current and prior period deficits.

Contributed surplus

Contributed surplus includes charges related to the fair value of share-based remuneration options until they are exercised, in which case the amounts are transferred to share capital.

Accumulated other comprehensive loss

The accumulated other comprehensive loss comprises the effective portion of the cumulate net change in fair value of cash flow hedge related to hedged transactions that have not yet affected net loss.

Provisions, contingent assets and contingent liabilities

Provisions for legal disputes, onerous contracts or other claims are recognized when the Group has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of economic resources will be required from the Group and amounts can be estimated reliably. Timing or amount of the outflow may still be uncertain.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation. Where there are a number of similar obligations, the likelihood that an outflow will be required in settlement is determined by considering the class of obligations as a whole. Provisions are discounted to their present values, where the time value of money is material.

Any reimbursement that the Group can be virtually certain to collect from a third party with respect to the obligation is recognized as a separate asset. However, this asset may not exceed the amount of the related provision.

In those cases where the possible outflow of economic resources as a result of present obligations is considered improbable or remote, no liability is recognized.

23

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

5 - ADDITIONAL INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	2013	2012
	$	$
Total employee benefit expenses (a)	16,969,152	14,575,592
Employee benefit expenses capitalized in property and equipment and intangible assets	(1,177,499)	(1,035,109)
Employee benefit expenses recognized in net loss	15,791,653	13,540,483

(a)	The Group’s contribution to state plans included in the employee benefit expenses was $483,890 for the year ended September 30, 2013 and $449,219 for the year ended September 30, 2012.

	2013	2012
	$	$
Depreciation of property and equipment	6,356,608	5,205,003
Amortization of intangible assets	1,057,196	945,955
	7,413,804	6,150,958

	2013	2012
	$	$
Research and development tax credits accounted for as a reduction of software development expenses	123,156	168,086

Exchange losses recognized in net loss	23,978	127,721
Unrealized exchange losses (gains) on long-term debt and redeemable shares recognized in net loss	(1,265,365)	1,538,650
Other losses (gains)	(1,241,387)	1,666,371

6 - FINANCIAL EXPENSES
	2013	2012
	$	$
Interest on long-term debt	2,033,984	1,935,953
Non-cash interest on long-term debt and amortization of the transaction costs	693,545	668,548
Interest on obligations under finance leases	534,329	575,515
Changes in fair value of the redeemable shares	11,137,635	3,432,712
	14,399,493	6,612,728

24

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

7 - TRADE AND OTHER ACCOUNTS RECEIVABLE

	2013	2012
	$	$
Loans and receivables
Trade accounts receivable	3,244,461	2,734,059
Other accounts receivable	9,432	11,178
Commodity taxes receivable	556,282
Research and development tax credits	402,442	517,242
	4,212,617	3,262,479

8 - SHARE-BASED COMPENSATION

The share-based compensation program for employee remuneration will be settled in equity. Options under this program will vest if certain conditions, as defined in the program, are met.

Participants in this program have to be employed until the end of the agreed vesting period. Upon vesting, each option allows the holder to purchase one ordinary share at a exercise price determined at grant date. In the event of a change of control, all unexercised options will become exercisable immediately at the exercise price and all options which have been granted but not vested will become exercisable immediately at the exercise price. Share options and weighted average exercise prices are as follows:

	Number of shares	Weighted average exercise price
		$
Outstanding as at September 30, 2012	–	–
Granted	2,319,000	1.45
Outstanding as at September 30, 2013	2,319,000	1.45

Exercisable as at September 30, 2013	–	–

25

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

8 - SHARE-BASED COMPENSATION (Continued)

The fair value of the options granted is measured using the Black-Scholes option pricing model, taking into account the terms and conditions upon which the options were granted such as the vesting period. The following principal assumptions were used in the valuation:

Grant date	May 15, 2013	May 15, 2013
Vesting period end	May 15, 2016	May 15, 2018
Share price at date of grant ($)	1.45	1.45
Volatility	70%	70%
Option life	10 years	10 years
Risk-free interest rate	1.92%	1.92%
Dividend rate	0.00%	0.00%
Fair value at grant date ($)	0.69	0.45
Exercise price at date of grant ($)	1.45	1.45
Exercisable from/to	May 16, 2016	May 16, 2018
	May 15, 2023	May 15, 2023
Weighted average remaining contractual life	9.6 years	9.6 years

The underlying expected volatility was determined by reference, for the duration of the option life, to historical data of the Group’s shares over the period on which it was listed on a stock exchange market and takes into account other similar entities listed on stock exchange markets for the period on which the Group was not listed on stock exchange market. No special features inherent to the options granted were incorporated into measurement of fair value.

In total, $1,128,055 of employee remuneration expense (all of which related to equity-settled share-based compensation program) has been included in net loss and credited to contributed surplus.

Subsequent to the consolidated financial statements date, the Group has signed agreements with employees to whom it has granted these options for a settlement in a net amount in the occurrence of a change of control. Under these agreements, employees will exchange vested options for a monetary amount representing the excess of the value of shares and the exercise price. This amendment to the program which took place after the year-end is not taken into account in the presentation adopted in the consolidated financial statements.

9 - EMPLOYEE RETENTION BONUS

Subsequent to the consolidated financial statements date, the Group also received a formal offer for the purchase of all its issued and outstanding shares (Note 24). The probability of the occurrence of a change of control is judged very probable. Therefore, under the rules of the employee retention bonus, the vesting period has been accelerated.

The amount accounted for in trade and other accounts payable under this program totals $895,659 as at September 30, 2013 (nil as at September 30, 2012).

26

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

10 - PROPERTY AND EQUIPMENT

								2013
	Land	Buildings	Leasehold improvements	Computer equipment(a)	Furniture, equipment and office improvements	Equipment and improvements to data centers and collocation spaces	Improvements to data centers in progress	Total
	$	$	$	$	$	$	$	$
Cost
Balance as at
September 30, 2012	4,216,045	8,358,620	2,429,896	21,797,447	620,316	21,497,502	3,710,925	62,630,751
Additions			48,147	6,864,511	66,858	1,515,684	2,546,076	11,041,276
Disposals				(39,797)				(39,797)
Other, net						6,257,001	(6,257,001)
	4,216,045	8,358,620	2,478,043	28,622,161	687,174	29,270,187	–	73,632,230
Accumulated depreciation
Balance as at
September 30, 2012		460,731	187,037	3,800,128	115,499	1,920,012		6,483,407
Current year depreciation		334,344	146,432	4,089,585	100,396	1,685,851		6,356,608
	–	795,075	333,469	7,889,713	215,895	3,605,863	–	12,840,015
Net carrying amount as at September 30, 2013	4,216,045	7,563,545	2,144,574	20,732,448	471,279	25,664,324	–	60,792,215

27

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

10 - PROPERTY AND EQUIPMENT (Continued)

								2012
	Land	Buildings	Leasehold improvements	Computer equipment(a)	Furniture, equipment and office improvements	Equipment and improvements to data centers and collocation spaces	Improvements to data centers in progress	Total
	$	$	$	$	$	$	$	$
Cost
Balance as at
September 30, 2011	4,216,045	8,358,620	2,429,896	15,990,021	572,207	19,902,713	351,136	51,820,638
Additions				5,807,426	48,109	903,105	4,051,473	10,810,113
Other, net						691,684	(691,684)
	4,216,045	8,358,620	2,429,896	21,797,447	620,316	21,497,502	3,710,925	62,630,751
Accumulated depreciation
Balance as at
September 30, 2011		126,387	42,233	708,765	25,369	375,650		1,278,404
Current year depreciation		334,344	144,804	3,091,363	90,130	1,544,362		5,205,003
	–	460,731	187,037	3,800,128	115,499	1,920,012	–	6,483,407
Net carrying amount as at September 30, 2012	4,216,045	7,897,889	2,242,859	17,997,319	504,817	19,577,490	3,710,925	56,147,344

(a)
Computer equipment includes computer equipment parts that are used in assembling servers for Web hosting and to maintain the service potential of existing servers. The computer equipment parts are not depreciated until they are put into service as computer equipment and in the condition necessary to be operated in the manner intended by management. The computer equipment comprised $915,607 as at September 30, 2013 and $1,103,586 as at September 30, 2012 of computer equipment parts for which the Group has not yet start to depreciate.

Trade and other accounts payable include $1,008,217 as at September 30, 2013 and $3,617,200 as at September 30, 2012 relating to acquisitions of property and equipment.

28

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

10 - PROPERTY AND EQUIPMENT (Continued)

Leased property and equipment

The Group’s main data center facilities are held under finance lease arrangements. The Group has also leased IT equipment under finance lease arrangements. The above categories include the following amounts where the Group is a lessee under a finance lease:

						2013
	Land	Buildings	Computer equipment	Furniture, equipment and office improvements	Equipment and improvements to data centers and collocation spaces	Total
	$	$	$	$	$	$
As at September 30, 2013
Cost	3,671,746	6,032,504	279,911	268,517	228,910	10,481,588
Accumulated depreciation		581,844	128,291	92,315	27,487	829,937
Net carrying amount	3,671,746	5,450,660	151,620	176,202	201,423	9,651,651

						2012
	Land	Buildings	Computer equipment	Furniture, equipment and office improvements	Equipment and improvements to data centers and collocation spaces	Total
	$	$	$	$	$	$
As at September 30, 2012
Cost	3,671,746	6,032,504	343,079	268,517	530,133	10,845,979
Accumulated depreciation		340,548	88,629	52,031	34,238	515,446
Net carrying amount	3,671,746	5,691,956	254,450	216,486	495,895	10,330,533

29

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

11 - INTANGIBLE ASSETS

					2013
	Internally developed software and systems(a)	Software programs	Trademarks	Client lists	Total
	$	$	$	$	$
Cost
Balance as at September 30, 2012	1,905,061	159,209	6,627,600	6,676,800	15,368,670
Additions	2,245,881	68,941			2,314,822
	4,150,942	228,150	6,627,600	6,676,800	17,683,492
Accumulated amortization
Balance as at September 30, 2012	314,298	27,085		862,419	1,203,802
Current period amortization	361,094	28,422		667,680	1,057,196
	675,392	55,507	–	1,530,099	2,260,998
Carrying amounts as at September 30, 2013	3,475,550	172,643	6,627,600	5,146,701	15,422,494

Average remaining life (years)	5.58	5.04	–	7.71	3.88

30

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

11 - INTANGIBLE ASSETS (Continued)

	2012
	Internally developed software and systems(a)	Software programs	Trademarks	Client lists	Total
	$	$	$	$	$
Cost
Balance as at September 30, 2011	1,367,487	153,494	6,627,600	6,676,800	14,825,381
Additions	537,574	5,715			543,289
	1,905,061	159,209	6,627,600	6,676,800	15,368,670
Accumulated amortization
Balance as at September 30, 2011	59,339	3,769		194,739	257,847
Current period amortization	254,959	23,316		667,680	945,955
	314,298	27,085	–	862,419	1,203,802
Carrying amounts as at September 30, 2012	1,590,763	132,124	6,627,600	5,814,381	14,164,868

Average remaining life (years)	5.57	5.53	–	8.71	4.25

(a)
Research and development tax credits for an amount of $434,089 for the year ended September 30, 2013 and $485,245 for the year ended September 30, 2012 were accounted for as a reduction of internally developed software and systems. Of this reduction, an amount of $374,926 as at September 30, 2013 and $382,091 as at September 30, 2012 is included in trade and other accounts receivable.

Trade and other accounts payable include $78,726 as at September 30, 2013 and $843 as at September 30, 2012 relating to acquisitions of intangible assets.

31

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

12 - IMPAIRMENT TEST OF GOODWILL AND TRADEMARKS

For the purpose of impairment testing, goodwill is tested at the level of the Group as a whole since management is of the opinion that the Group as a whole benefits from the synergies of business combinations completed to date and since this is the lowest level at which goodwill and trademarks are monitored for internal management purposes. Therefore the Group operates under a single CGU.

For the initial 151-day period ended September 30, 2011, the impairment test of goodwill and trademarks concluded that the recoverable amount of the CGU is greater than the carrying amounts of the goodwill and trademarks. It was determined that the recoverable amount of the goodwill and trademarks exceeded the carrying amount of the CGU by a substantial margin and nothing had happened since the last impairment test to make the likehood of an impairment loss other than remote. Therefore, the Group used the recoverable amount of the CGU previously calculated for the purpose of its annual test for goodwill and trademark impairment for the years ended September 30, 2013 and 2012. The fair value less cost to sell is determined using discounted cash flow projections.

Goodwill

The present value of the expected cash flows from the sale of services was determined by applying a discount rate of 18% and a growth rate of 20%. The estimated fair value less cost to sell of that unit exceeded its carrying value.

Trademarks

The fair value of the trademarks was evaluated based on a royalty rate of 2%, a discount rate of 18% and a growth rate at the end of the five-year period of 20%. The estimated fair value less cost to sell of that unit exceeded its carrying value.

Key sensitivities

The key sensitivities in the impairment test are the growth rate, the discount rate and the cash flow assumptions. Therefore, the Group carried out sensitivity analysis incorporating various scenarios and using reasonable possible changes in the key assumptions. No impairment losses were revealed.

–	Growth rate

The Group bases its growth and profitability assumptions on the business plan approved by management. The Group believes that the growth rate above is reasonable considering the projected inflation rate and growth rate of consumer goods. The business plan covers a five-year period. At the end of this term, the Group evaluates the CGU’s terminal value.

–	Discount rate

The discount rate is based on observable market data such as the risk-free rate, risk premium observed in the market, the beta of companies operating in the same sector, the premium associated with the size of the Group, specific risks associated with the CGU and the statutory tax rate.

32

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

12 - IMPAIRMENT TEST OF GOODWILL AND TRADEMARKS (Continued)

–	Cash flow assumptions

Management’s key assumptions include stable profit margins, based on past experience in its market. The Group’s management believes that this is the best available input for forecasting its market. Cash flow projections reflect stable profit margins achieved immediately before the budget period. No expected efficiency improvements have been taken into account and prices and wages reflect publicly available forecast of inflation for the industry.

13 - CREDIT FACILITIES

The Group signed a bank agreement with a Canadian chartered bank in July 2011. The next scheduled renewal of this agreement is in June 2016. Under the terms of the agreement, the bank has granted the following facilities to the Group:

–	A credit facility as demand loans of up to $2,500,000 to finance the working capital of the Group. No amount was drawn down on this facility as at September 30, 2013 and 2012;

–
A credit facility as a revolving term loan of $17,692,383 as at September 30, 2013 and $20,812,500 as at September 30, 2012. An amount of $17,692,383 as at September 30, 2013 and $20,812,500 as at September 30, 2012 was used (see Note 14);

–
A credit facility as term loans of $15,000,000 to finance up to 75% of the future acquisition cost of computer equipment, equipment and improvements to data centers. An amount of $11,000,000 was drawn down on this facility as at September 30, 2013 (nil as at September 30, 2012) (see Note 14);

–	A $500,000 facility to issue letters of guarantee. An amount of $388,240 (C$400,000) as at September 30, 2013 and $355,985 (C$350,000) as at September 30, 2012 is used;

–
A $3,000,000 hedging facility that makes it possible to issue foreign exchange contracts and interest rate swaps. The fair value of derivative financial instruments was $(118,921) as at September 30, 2013 and $(121,494) as at September 30, 2012.

33

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

14 - LONG-TERM DEBT
	2013	2012
	$	$
Revolving term loan with an authorized amount of $17,692,383 as at September 30, 2013 and $20,812,500 as at September 30, 2012 and a nominal amount of $17,692,383 as at September 30, 2013 and $20,812,500 as at September 30, 2012 (book value includes unamortized transaction cost of $167,453 as at September 30, 2013 and $228,036 as at September 30, 2012), secured by a movable hypothec on the universality of all present and future, movable and immovable, tangible and intangible properties, LIBOR plus 2.75% (2.98%; 3.01% as at September 30, 2012) payable monthly (effective rate 3.38%; 3.44% as at September 30, 2012)), principal payable by quarterly decreasing of the authorized amount of $618,750 starting in December 2013, $675,000 starting September 2014, $731,250 starting in September 2015 and in a lump-sum amount of $10,942,383 in July 2016 (a) (b) (c)
	17,524,930	20,584,464

Term loan, nominal amount of $9,000,000 (nil as at September 30, 2012), secured by a movable hypothec on the universality of all present and future, movable and immovable, tangible and intangible properties, LIBOR plus 2.75% (2.98%), payable monthly, principal payable by quarterly instalments of $450,000 starting March 2014, maturing in December 2018 (a) (c)	9,000,000

Term loan, nominal amount of $2,000,000 (nil as at September 30, 2012), secured by a movable hypothec on the universality of all present and future, movable and immovable, tangible and intangible properties, LIBOR plus 2.75% (2.98%), payable monthly, principal payable by quarterly instalments of $100,000 starting March 2015, maturing in December 2019 (a) (c) (f)	2,000,000

Term loan, with an authorized amount of $12,500,000 as at September 30, 2013 and $12,500,000 as at September 30, 2012 and a nominal amount of $12,500,000 (book value includes unamortized transaction cost of $84,700 as at September 30, 2013 and $110,646 as at September 30, 2012), 8% payable monthly, plus an annual performance premium of 4.5%, payable in a lump-sum payment on January 2017, including the principal amount (effective rate of 11.91%) (the principal amount and capitalized interest due were $12,500,000 and $1,320,376 as at September 30, 2013 and $12,500,000 and $713,357 as at September 30, 2012 respectively) (c) (d) (h)
	13,735,675	13,102,712

Term loan, 8.59%, payable in monthly instalments of $25,965, principal and interest, maturing in June 2014	225,534	225,534

34

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

14 - LONG-TERM DEBT (Continued)
	2013	2012
	$	$
Term loan, 7%, payable in monthly instalments of $59,957, principal and interest, matured in June 2013		524,201

Obligation under a finance lease, nominal amount of C$7,484,076 as at September 30, 2013 and C$7,753,990 as at September 30, 2012, 5%, payable in monthly instalments of C$54,685, principal and interest, until November 2017 followed by monthly instalments of C$61,976 until November 2022 and C$69,268 until November 2027 (e)	7,264,044	7,886,583

Obligation under a finance lease, nominal amount of C$2,649,599 as at September 30, 2013 and C$2,752,235 as at September 30, 2012, 5%, payable in monthly instalments of C$19,744, principal and interest, until maturing in March 2015 and in a lump-sum amount of C$2,475,000, in April 2015 (f) (g)	2,571,701	2,799,298

Obligation under a finance lease, nominal amount of C$106,696 as at September 30, 2013 and C$151,801 as at September 30, 2012, 8.2%, payable in monthly instalments of C$4,657, principal and interest, maturing in October 2015	103,559	154,397

Obligation under a finance lease, nominal amount of C$47,929 as at September 30, 2013 and C$90,875 as at September 30, 2012, 10.5%, payable in monthly instalments of C$4,205, principal and interest, maturing in September 2014	46,520	92,429

Obligation under a finance lease, nominal amount of C$9,895 as at September 30, 2013 and C$66,485 as at September 30, 2012, 8.3%, payable in monthly instalments of C$4,999, principal and interest, maturing in November 2013	9,604	67,622

Obligation under a finance lease, nominal amount of C$38,976 as at September 30, 2013 and C$51,708 as at September 30, 2012, 9.38%, payable in monthly instalments of C$1,420, principal and interest, maturing in April 2016	37,830	52,592

Obligation under a finance lease, 6.78%, payable in monthly instalments of $1,881, principal and interest, maturing in March 2014	11,066	32,107

Obligation under a finance lease, nominal amount of C$12,119, 7.3%, payable in monthly instalments of C$6,114, principal and interest, matured in November 2012		12,326

35

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

14 - LONG-TERM DEBT (Continued)

	2013	2012
	$	$
Obligations under finance leases, nominal amount of C$5,096, 9.87%, payable in monthly instalments of C$2,580, principal and interest, matured in November 2012		5,183
	52,530,463	45,539,448
Instalments due within one year	43,001,925	3,633,523
	9,528,538	41,905,925

The instalments on long-term debt are as follows:

	Obligations under finance leases	Other loans
	$	$
Less than one year	1,007,882	42,738,293
More than one year, but less than five years	4,533,045
More than five years	7,749,280
Total minimum lease payments	13,290,207	42,738,293
Interest included in minimum lease payments	3,245,883
	10,044,324	42,738,293

(a)	Under the terms of these credit agreements, the Group is subject to certain covenants. As at September 30, 2013 and 2012, the Group was in compliance with these covenants.

(b)
On September 23, 2011, the Group entered into an interest swap contract in which it converted the variable rate of the loan by a fixed rate of 1.07% on $10,000,000 of debt for a period of four years. This interest rate swap is a derivative instrument and is recorded as a hedge. The fair value is $(135,690) as at September 30, 2013 and $(204,051) as at September 30, 2012, and is presented in the consolidated statements of financial position under Derivative financial instruments.

(c)
Under these term loan agreements, call options of the debts in favour of the creditors exist in the occurrence of a change of control. In addition, as management intends to review its funding structure following the change of control, these debts are classified as short-term liabilities as they will be repaid during the year ending September 30, 2014.

(d)	Using a discount rate of 12.33% as at September 30, 2013 and 11.75% as at September 30, 2012, the fair value of the term loan is $13,652,134 and $13,346,405 respectively.

(e)
Using a discount rate of 4.56% as at September 30, 2013 and 3.8% as at September 30, 2012, the fair value of the obligation under a finance lease is $7,495,869 (C$7,722,923) and $8,599,638 (C$8,455,057) respectively.

36

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

14 - LONG-TERM DEBT (Continued)

(f)
The lease agreement includes fixed lease payments and options to extend the base rent period by an additional five-year term or purchase the lease asset at a pre-determined purchase price. Using this option, the Group could extend the original five-year base rent period by a maximum of an additional 25 years. The agreement is non-cancellable but the Group is required to either purchase the leased asset at the end of the lease term or extend the rent for an additional five-year term.

(g)
Using a discount rate of 4.56% as at September 30, 2013 and 3.8% as at September 30, 2012, the fair value of the obligation under a finance lease is $2,590,478 (C$2,668,945) and $2,879,743 (C$2,831,328) respectively.

(h)	This debt will be repaid before maturity, therefore penalties for early repayment of $187,000 are expected to be paid.

15 - REDEEMABLE SHARES

Pursuant a shareholders’ agreement (the “agreement”) signed on June 14, 2011, former shareholders of iWeb have retained a 29.04% indirect residual interest in the Group in the form of redeemable shares. In accordance with the agreement, this residual interest is redeemable at fair value under limited circumstances, beyond the control of the shareholders.

A total of 13,500,000 redeemable shares have been issued under this agreement. The change in fair value at year-end has been recorded in the net loss as financial expenses (Note 6). The methodology to determine the fair value of the redeemable shares is explained in Note 20.

16 - SHARE CAPITAL

Authorized

Unlimited number of common shares, voting, participating, without par value

Of the total 46,500,000 common shares issued, 13,500,000 are redeemable at fair value and are presented as liabilities on the consolidated statements of financial position (see Note 15).

	2013		2012
	Number of shares	Amount	Number of shares	Amount
		$		$
Issued and fully paid
Balance, beginning of years	33,000,000	34,034,815	33,000,000	34,034,815
Balance, end of years	33,000,000	34,034,815	33,000,000	34,034,815

37

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

17 - CAPITAL DISCLOSURES

The Group defines its capital as the sum of the book value of its debts and its equity. The debt includes the following consolidated statements of financial position items: instalments on long-term debt and long-term debt.

The Group’s objectives in managing its capital are, among others, to ensure the Group’s ability to continue as a going concern, to provide an adequate return to shareholders and to maintain its growth, particularly through the creation of new data centers.

The Group manages its capital structure and makes adjustments related to changes in the economic environment and the underlying risks of its assets. To preserve or modify its capital structure, the Group may issue additional shares, renegotiate its existing loans or negotiate new term loans.

18 - INFORMATION INCLUDED IN THE CONSOLIDATED STATEMENTS OF CASH FLOWS

The net change in working capital items is detailed as follows:

	2013	2012
	$	$
Trade and other accounts receivable	(655,848)	(210,918)
Prepaid expenses	364,029	(94,057)
Trade and other accounts payable	3,251,631	774,994
Commodity taxes payable	(109,945)	109,945
Deferred revenues	343,480	152,161
	3,193,347	732,125

19 - INCOME TAXES

The major components of tax expense and the reconciliation of the expected tax expense based on the domestic effective tax rate of the Group at 26.9% in 2013 and 27.3% in 2012 and the reported tax expense in net loss are as follows:

	2013	2012
	$	$

Loss before income taxes	(12,737,505)	(3,276,343)
Domestic effective tax rate	26.9%	27.3%
Expected tax expense	(3,426,389)	(893,786)
Change in tax rates		9,419
Impact of functional currency change for income tax filing		549,826
Adjustment for tax-exempt income: Quebec investment tax credits		(27,166)
Adjustment for non-deductible expenses
Loss (gain) on long-term debt	(172,540)	19,225
Changes in fair value of the redeemable shares	2,996,024	936,443
Other non-deductible expenses	497,234	19,906
Actual tax expense (income)	(105,671)	613,867

38

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

19 - INCOME TAXES (Continued)

Deferred income tax assets and liabilities are detailed as follows:

	2013	2012
	$	$
Deferred income tax assets
Intangible assets	192,749	205,639
Unused tax losses	133,377	140,731
Foreign exchange on financial assets	3,623	69,377
Share issue costs	7,086	9,825
Property and equipment	(8,138)	(6,104)
	328,697	419,468

	2013	2012
	$	$
Deferred income tax liabilities
Unused tax losses	3,157,267	4,482,697
Research and development	939,014	657,427
Foreign exchange on financial assets	313,983	457,176
Reserves	143,601	109,440
Long-term debt financing costs	32,013	59,395
Other	53,960	45,713
Property and equipment	(3,402,355)	(4,794,755)
Intangible assets	(3,671,862)	(3,747,743)
Research and development tax credits	(301,451)	(200,930)
	(2,735,830)	(2,931,580)

20 - FINANCIAL INSTRUMENTS

Fair value

Fair value measurement and classification of financial instruments

The fair value of a financial instrument is the amount of the consideration that would be agreed upon in an arm’s length transaction between knowledgeable, willing parties who are under no compulsion to act. The Group determines fair value using information available on the market or other appropriate valuation methods, such as analysis of discounted cash flows. Determining fair value using valuation models requires the use of assumptions regarding the amount or timing of estimated cash flows and discounting rates. At the time of preparing such assumptions, the Group examines primarily external observable market data, including factors such as yield curves and price or rate volatility, as the case may be.

39

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

The carrying value and fair value of financial instruments, in each category, are as follows:

	2013
	Loans and receivables carried at amortized cost	Assets carried at fair value	Total carrying value	Fair value
	$	$	$	$
Financial assets
Cash	445,495		445,495	445,945
Trade and certain other accounts receivable	3,253,893		3,253,893	3,253,893
	3,699,388	–	3,699,388	3,699,838

	2012
	Loans and receivables carried at amortized cost	Assets carried at fair value	Total carrying value	Fair value
	$	$	$	$
Financial assets
Cash	1,162,059		1,162,059	1,162,059
Trade and certain other accounts receivable	2,745,237		2,745,237	2,745,237
	3,907,296	–	3,907,296	3,907,296

	2013
	Liabilities carried at amortized cost	Liabilities carried at fair value	Total carrying value	Fair value
	$	$	$	$
Financial liabilities
Trade and certain other accounts payable	7,804,837		7,804,837	7,804,837
Derivative financial instruments		118,921	118,921	118,921
Total long-term debt	52,530,463		52,530,463	52,697,524
Redeemable shares		27,516,510	27,516,510	27,516,510
	60,335,300	27,635,431	87,970,731	88,137,792

40

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012 (In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

	2012
	Liabilities carried at amortized cost	Liabilities carried at fair value	Total carrying value	Fair value
	$	$	$	$
Financial liabilities
Trade and other accounts payable	8,332,866		8,332,866	8,332,866
Derivative financial instruments		121,494	121,494	121,494
Total long-term debt	45,539,448		45,539,448	46,576,641
Redeemable shares		17,163,562	17,163,562	17,163,562
	53,872,314	17,285,056	71,157,370	72,194,563

The following methods and assumptions were used to determine the estimated fair value of each class of financial instruments:

(i)
Cash, trade and certain other accounts receivable (less research and development tax credits receivable and commodity taxes receivable) and trade and certain other accounts payable are valued at their carrying amounts on the consolidated statements of financial position, which represent an appropriate estimate of their fair value due to their short-term maturities;

(ii)	Finance leases are valued using the discounted cash flow method using current interest rates for debt with similar terms and remaining maturities;

(iii)	The fair value of long-term debt is estimated based on the discounted cash flow method using current interest rates for debt with similar terms and remaining maturities;

(iv)
The fair value of the Group’s derivative instruments is determined using valuation techniques and is calculated as the present value of the estimated future cash flows using an appropriate interest rate yield curve, adjusted for counterparty credit risk. Assumptions are based on market conditions prevailing at each consolidated statements of financial position date. Derivative instruments are represented by the estimated amounts that the Group would receive or pay to settle the contracts at the consolidated statements of financial position date.

(v)
The fair value of the redeemable shares was determined by applying valuation techniques of the business segment of the Group. More specifically, the fair value of the redeemable shares was estimated based on the adjusted EBITDA (earnings before income taxes, depreciation and amortization and other adjustments) and by applying multiplication factors (based on market conditions and conditions specific to the Group) at the date of the consolidated financial statements.

41

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

The interest rate used to discount estimated cash flows, when applicable, is based on the risk-free rate yield at the reporting date plus an appropriate credit spread. The counterparty’s credit risk or the Group’s own credit risk have been taken into account in estimating the fair value of all financial assets and financial liabilities, including derivatives. The discount rates were as follows:

	2013	2012
	%	%
Finance leases	4.56	3.80
Long-term debt	12.33	11.75

IFRS require that all financial instruments measured at fair value be classified in one of three levels of the hierarchy for financial disclosure purposes. Each level corresponds to a level of transparency of the inputs used to measure the fair value of the assets and liabilities:

Level 1:	quoted prices (unadjusted) in active markets for identical financial instruments;

Level 2:	inputs other than quoted prices included within Level 1 that are observable for the asset or liability either directly or indirectly;

Level 3:	one or more material inputs used in the measurement technique that are unobservable for purposes of calculating the fair value of the instruments.

Determining fair value and its level of hierarchy requires the use of observable market inputs where such inputs exist. The level in the hierarchy within which the investment is categorized is determined on the basis of the lowest level input that is significant to the fair value measurement.

The fair values of the Group’s financial assets and liabilities are classified into these three levels as follows:

	2013
	Level 1	Level 2	Level 3	Total
	$	$	$	$
Financial assets and liabilities
Foreign exchange contracts		16,769		16,769
Interest rate swaps		(135,690)		(135,690)
Redeemable shares			(27,516,510)	(27,516,510)
	–	(118,921)	(27,516,510)	(27,635,431)

42

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

	2012
	Level 1	Level 2	Level 3	Total
	$	$	$	$
Financial assets and liabilities
Foreign exchange contracts		82,557		82,557
Interest rate swaps		(204,051)		(204,051)
Redeemable shares			(17,163,562)	(17,163,562)
	–	(121,494)	(17,163,562)	(17,285,056)

There were no transfers in-between levels for the years ended September 30, 2013 and 2012.

Level 3 fair value measurements

The Group’s measurement of financial assets and liabilities classified in Level 3 uses valuation techniques based on significant inputs that are not based on observable market data. The financial instruments within this level can be reconciled from beginning to ending balances as follows:

	2013	2012
	$	$
Balance, beginning of years	(17,163,562)	(12,879,000)
Exchange gains (losses) recognized in consolidated comprehensive income	784,687	(851,850)
Gain from changes in fair value of the redeemable shares	(11,137,635)	(3,432,712)
Balance, end of years	(27,516,510)	(17,163,562)

Changing inputs to the Level 3 valuations to reasonably possible alternative assumptions would not change significantly amounts recognized in profit or loss, total assets or total liabilities or total equity.

Measurement of fair value

The methods and valuation techniques used for the purpose of measuring fair value are unchanged compared to year ended September 30, 2012.

Financial risk management objectives and policies

The Group is exposed to various financial risks which result from operating, financing and investing activities. The Group’s management manages financial risks, which consists in ensuring that the Group’s short- and medium-term cash flows are sufficient, while minimizing the Group’s exposure to capital markets.

The Group is not actively involved in negotiating or acquiring financial assets for resale in the near term for speculative purposes.

43

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

Financial risks

Market risk

The main market risks to which the Group is exposed are as follows:

–	Foreign exchange risk:

Foreign exchange risk is defined as the Group’s exposure to an earnings loss or a loss to the value of its financial instruments as a result in the fluctuations of foreign exchange rates. The Group is exposed to foreign currency rate variability primarily in relation to cash, trade and other accounts receivable, trade and other accounts payable, derivative financial instruments, long-term debt and redeemable shares denominated in a foreign currency.

Assets denominated in Canadian dollars are cash, trade and other accounts receivable and other assets totalling $1,484,065 (C$1,529,018) as at September 30, 2013 and $1,303,198 (C$1,281,288) as at September 30, 2012 and liabilities denominated in Canadian dollars are trade and other accounts payable, derivative financial instruments, long-term debt and redeemable shares totalling $42,697,794 (C$43,991,133) and $33,804,821 (C$33,236,477) respectively.

Moreover, the Group’s exposure to foreign exchange risk is due to the fact that approximately 20% of its revenues are generated from Canadian dollars while its expenditures in Canadian dollars are made up mainly of employee benefit expenses, public service charges and administrative expenses.

The Group uses forward foreign currency contracts in order to hedge most of the exposure of its operating transactions to foreign exchange risk. The Group contracted forward foreign exchange contracts, which will hedge foreign exchange variations between the U.S. and Canadian dollar. The Group has a portfolio of currency hedging positions intended to mitigate the risk to a portion of its employee benefit expenses. The Group’s policy is not to utilize any derivative financial instruments for trading or speculative purposes.

The Group is a stakeholder in foreign exchange contracts under which it is committed to sell $5,000,000 as at September 30, 2013 and $2,250,000 as at September 30, 2012 during the period of October 2013 to July 2014, converted to the exchange rate of 0.9489 to 0.9685 and 0.9764 to 0.9849 respectively. As at September 30, 2013, the fair value of these contracts is $16,769 and $82,557 as at September 2012.

All other factors being equal, a reasonably possible 1% increase or decrease in the U.S. dollar compared to the Canadian dollar would have an approximate impact on loss before income taxes of $452,952 as at September 30, 2013 and $502,460 as at September 30, 2012. These changes are considered to be reasonably possible based on observation of current market conditions.

44

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

–	Interest rate risk:

The Group is exposed to interest rate risk arising from its variable rate interest-bearing financial obligations and cash balances. With respect to its financial obligations, a negative impact on cash flows would occur if there was an increase in the reference LIBO rates (LIBOR); the impact would be positive in relation to its cash balances. A decrease in LIBOR would have an opposite impact of similar magnitude.

The Group maintains a combination of fixed rate and variable rate debts. A significant portion of the Group’s long-term debt bears interest at variable rates and the Group is, therefore, exposed to the risk of changes in cash flows resulting from interest rate fluctuations. In order to reduce its cash flow exposure, the Group entered into an interest swap contract in which it converted the variable rate of the loan by a fixed rate of 1.07% on $10,000,000 of debt for a period of four years. This interest rate swap is a derivative instrument that is designated as a hedge instrument.

All other factors being equal, a reasonably possible 1% increase or decrease in interest rate would have an approximate impact on loss before income taxes of $285,249 as at September 30, 2013 and $205,845 as at September 30, 2012. These changes are considered to be reasonably possible based on observation of current market conditions.

Credit risk

Credit risk is the risk that a counterparty to a financial instrument fails to fulfil a commitment or obligation, thereby causing a financial loss for the Group. The Group’s credit risk exposure is mainly from trade accounts receivable. The Group’s policy is to make trade accounts receivable callable before providing the service, which is why it does not require guarantees from its customers. According to this policy, the Group conducts a credit check of each customer. Moreover, the trade accounts receivable balance is monitored and managed on an ongoing basis. The allowance for doubtful accounts is at a sufficient level to absorb potential losses on trade accounts receivable.

The credit risk for cash and derivative financial instruments is considered negligible, since the counterparties are reputable banks with high quality external credit ratings. The aging of trade accounts receivable past due but not impaired as at September 30 is as follows:

	2013		2012
	$	%	$	%
Due between 30 days and
60 days	767,562	90	550,582	92
Due over 60 days	79,864	10	48,399	8
Trade accounts receivable	847,426	100	598,981	100

45

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

The Group’s management considers that all the above trade accounts receivable that are not impaired or past due as at September 30, 2013 and 2012 are of good credit quality. The carrying amount of each financial asset as reported in the consolidated statements of financial position represents the Group’s maximum exposure to credit risk.

The continuity of the allowance for doubtful accounts is as follows:

	2013	2012
	$	$
Balance, beginning of years	179,815	91,643
Increase	831,158	603,542
Write-off	(711,967)	(515,370)
Balance, end of years	299,006	179,815

Liquidity risk

Liquidity risk is the risk that the Group does not have the necessary funds to fulfil its current obligations. The Group manages this risk by taking its operating requirements into consideration and using various financing sources to maintain its flexibility. The Group establishes budget and cash estimates to ensure it has the necessary funds to fulfil its obligations. A portion of the Group’s requirements are met through cash flows from operations. To finance significant planned expenditures for its infrastructures and thus finance its growth, the Group negotiates financing facilities that will allow it to fulfil its obligations as they become due.

The following table summarizes the undiscounted contractual maturities of the Group’s liabilities as at September 30:

					2013
	Less than 12 months	1 year to 2 years	2 to 5 years	More than 5 years	Total
	$	$	$	$	$
Trade and certain other accounts payable	7,804,837				7,804,837
Redeemable shares	27,516,510				27,516,510
Long-term debt
Principal	43,254,078	2,830,186	1,071,489	5,626,340	52,782,093
Interest	829,879	412,711	920,729	1,409,848	3,573,167
	79,405,304	3,242,897	1,992,218	7,036,188	91,676,607
Derivative instruments
Inflows	(5,016,769)				(5,016,769)
Outflows	5,068,619	67,071			5,135,690
	79,457,154	3,309,968	1,992,218	7,036,188	91,795,528

46

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

20 - FINANCIAL INSTRUMENTS (Continued)

	2012
	Less than 12 months	1 year to 2 years	2 to 5 years	More than 5 years	Total
	$	$	$	$	$
Trade and other accounts payable	8,332,866				8,332,866
Redeemable shares				17,163,562	17,163,562
Long-term debt
Principal	3,633,522	3,071,216	35,636,249	6,333,537	48,674,524
Interest	2,225,533	2,089,534	4,168,862	1,795,960	10,279,889
	14,191,921	5,160,750	39,805,111	25,293,059	84,450,841

Derivative instruments
Inflows	(2,332,557)				(2,332,557)
Outflows	2,333,384	75,242	45,425		2,454,051
	14,192,748	5,235,992	39,850,536	25,293,059	84,572,335

21 - COMMITMENTS

The Group has entered into long-term agreements for bandwidth contracts which call for payments of $1,251,483 expiring at different dates until August 2015. Minimum payments for the next years are $988,884 in 2014 and $262,599 in 2015.

The Group has entered into agreements for the maintenance of the data centers which call for payments of $592,179 expiring at different dates until October 2018. Minimum payments for the next years are $225,703 in 2014, $156,343 in 2015, $122,513 in 2016 and $43,810 in 2017 and 2018.

Moreover, the Group has committed to the acquisition of software licences to resale for an amount of $233,685 until June 2014. This commitment is financed by the revolving credit facility described in Note 14.

22 - RELATED PARTY TRANSACTIONS

Key management personnel includes the members of the Board of Directors as well as the Chief Executive Officer and the executive vice-presidents of the Management Committee. Other related parties include close family members of the key management personnel and entities controlled by the key management personnel.

Details on transactions and balances between the Group and its related parties are presented below.

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iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

22 - RELATED PARTY TRANSACTIONS (Continued)

Transactions and balances between the Group and its related parties

The Group carried out the following transactions with related parties for the years ended September 30:

	2013
	Shareholders	Key management personnel	Total
	$	$	$
Management fees (a)	217,320	–	217,320
Professional fees (b)	180,703	60,000	240,703
Shared-based remuneration	–	957,813	957,813
Employee benefit expenses	–	3,100,972	3,100,972

	2012
	Shareholders	Key management personnel	Total
	$	$	$
Management fees (a)	212,211	–	212,211
Professional fees (b)	104,103	167,715	271,818
Employee benefit expenses	–	1,979,096	1,979,096

The Group carried out the following account balance with related parties as at September 30:

	2013
	Shareholders	Key management personnel	Total
	$	$	$
Trade and other accounts payable (c)	190,784	1,685,892	1,876,676

	2012
	Shareholders	Key management personnel	Total
	$	$	$
Trade and other accounts payable (c)	53,792	724,753	778,545

(a)	The Group entered in a management agreement with Novacap Technologies, whereby the Group pays management fees for supervision and general oversight.

(b)	The Group pays professional fees to two of its other shareholders.

48

iWeb Group Inc.
Notes to Consolidated Financial Statements
September 30, 2013 and 2012
(In U.S. dollars)

22 - RELATED PARTY TRANSACTIONS (Continued)

(c) All related party balances are unsecured, non-interest bearing and are payable monthly in arrears.

The following table presents the compensation of the key management personnel for the years ended September 30:

	2013	2012
	$	$
Short-term employee benefits	3,011,171	1,979,096
Shared-based compensation	957,813
	3,968,984	1,979,096

Members of the Group’s key management personnel may, from time to time, obtain hosting services offered by the Group in the ordinary course of its business. The terms and conditions of these transactions are substantially similar to the terms and conditions generally available to the public or to the Group’s employees in general.

23 - CONTINGENT LIABILITIES

During the year ended September 30, 2013, third parties have filed lawsuits concerning unauthorized use of their copyrights by the Group’s clients. On November 2013, the Group and the third parties have concluded agreements to settle out of courts the lawsuits.

Further information on these contingencies is omitted so as not to seriously prejudice the Group’s position in the related disputes given that a confidentiality clause, that prohibits the Group to reveal the terms of the settlement, has been signed between the two parties.

24 - POST-REPORTING EVENTS

On October 30, 2013, Internap Network Services Corporation, a public company (NASDAQ : INAP), and the shareholders of the Group reached an agreement for the sale of all outstanding shares of the Group for approximately $145,000,000, subject to a price adjustment clause. The closing of the transaction will occur when certain criteria specified in the agreement have been met. The management of both entities believe it is very probable that the agreement will be concluded.

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